Results of Special Meeting of Shareholders of Strong Advisor Municipal Bond Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Advisor Municipal Bond Fund into the Wells Fargo Advantage Municipal Bond Fund.


                For                  Against               Abstain

          12,577,535.534           594,370.680           917,855.173

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


               For                  Against                Abstain

          12,475,223.336          577,740.073           1,036,797.978

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against               Abstain

           12,421,199.828          598,485.003          1,070,076.556

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                 Against                Abstain

          14,089,761.387               -                      -



Results of Special Meeting of Shareholders of Strong Corporate Income Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Corporate Income Fund into the Wells Fargo Advantage Montgomery Total Return Bond Fund.


                For                  Against               Abstain

           1,207,769.609           19,146.933             21,119.222

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against                Abstain

           1,204,630.609            19,881.933            23,523.222

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against               Abstain

           1,201,227.609           19,614.933            27,193.222

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                 Against                Abstain

           1,248,035.764               -                      -






Results of Special Meeting of Shareholders of Strong High-Yield Bond Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong High-Yield Bond Fund into the Wells Fargo Advantage High Income Fund.


                 For                  Against               Abstain

           27,116,542.516          1,434,382.488          670,142.891

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                 For                  Against                Abstain

           26,985,870.638         1,479,272.706           755,924.551

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against               Abstain

           26,954,112.339         1,449,326.549          817,629.007

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                 Against                Abstain

          29,221,067.895               -                      -




Results of Special Meeting of Shareholders of Strong Short-Term Income Fund

At a Special Meeting of the Shareholders of the Fund held on December 10, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Short-Term Income Fund into the Wells Fargo Advantage Short-Term Bond Fund.


                For                  Against               Abstain

           2,852,624.343           69,948.663             42,155.316

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                For                  Against                Abstain

           2,846,123.027            67,376.979            51,228.316

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                For                  Against               Abstain

            2,846,658.819           67,471.187            50,598.316

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                 Against                Abstain

           2,964,728.322               -                      -



Results of Special Meeting of Shareholders of Strong Short-Term High Yield Bond Fund

At a Special Meeting of the Shareholders of the Fund held on December 22, 2004, shareholders approved the following proposals:

To approve the reorganization of the Strong Short-Term High Yield Bond Fund into the Wells Fargo Advantage Short-Term High Yield Bond
Fund.


                 For                  Against               Abstain

            13,186,837.578           586,482.497           386,458.194

To approve an interim advisory agreement with Wells Fargo Funds Management, LLC.


                 For                  Against                Abstain

            13,123,926.100          616,838.987            419,013.182

To approve an interim sub-advisory agreement with Wells Capital Management Incorporated.


                 For                  Against               Abstain

            13,088,888.256          611,900.043           458,989.970

Appointment of Messrs. Phillip O. Peterson, William F. Vogt, and Gordon B. Greer as Trustees of the Liquidating Trust, which is referenced in the Agreement and Plan of Reorganization.


                For                 Against                Abstain

          14,159,778.269               -                      -